Exhibit 1.1

THE NEW YORK TIMES COMPANY

Debt Securities

UNDERWRITING AGREEMENT

1.             Introductory.  The New York Times Company, a New York corporation (the “Company”), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) (the “Registered Securities”).  The Registered Securities will be issued under an indenture, dated as of March 29, 1995 as supplemented by the First Supplemental Indenture dated as of August 21, 1998 and the Second Supplemental Indenture dated as of July 26, 2002 (the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale.  Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”.  The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 6(c) and 7 and the second sentence of Section 3, shall mean the Underwriters.

2.             Representations and Warranties of the Company.  The Company, as of the date of each Terms Agreement referred to in Section 3 and as of each Closing Date referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-•), including a prospectus (the “Base Prospectus”) relating to the Registered Securities.  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”) to be part of the registration at the time of its effectiveness, and including all material incorporated by reference therein, is hereinafter referred to as the “Registration Statement”.  The Base Prospectus included in such Registration Statement, as supplemented by the prospectus supplement to reflect the terms of the Offered Securities and the terms of offering thereof in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Offered Securities, and as filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”.  The Base Prospectus, as supplemented by the preliminary prospectus supplement relating to the Offered Securities, is hereinafter referred to as the “Preliminary Prospectus”.  At or prior to the time when sales of the Offered Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) that will be identified in a schedule to the Terms Agreement relating to such Offered Securities as constituting part of the Time of Sale Information.

                The Registration Statement has become effective under the Securities Act.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No stop order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Company, no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Offered Securities are pending before or threatened by the Commission.

(b)           The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents identified on Schedule B to the Terms Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)           (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission (“Exchange Act Rules and Regulations”) thereunder, (ii) each part of the Registration Statement, when such part became effective and on the date of each Terms Agreement referred to in Section 3, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”) and (iv) the Prospectus, as amended or supplemented, if applicable, on the date of each Terms Agreement referred to in Section 3, does not contain and on the Closing Date referred to in Section 3 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (1) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Underwriter furnished to the Company in writing through the Representatives expressly for use therein or (2) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(e)           The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and Time of Sale Information; and the Company is duly qualified to do business as a foreign corporation or other legal entity and, to the extent applicable, is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(f)            Each subsidiary of the Company that in accordance with generally accepted accounting principles is consolidated with the Company in the Company’s consolidated financial statements and that generated 5% or more of the revenues, generated 5% or more of the operating income, or held 5% or more of the assets, of the Company and its consolidated subsidiaries for or at the end of the most recently completed fiscal year of the Company for which an Annual Report on Form 10-K or proxy statement of the Company containing audited financial results has been filed with the Commission (each, a “Significant Subsidiary”), a current list being set forth on Annex A of each Terms Agreement in the form attached as Annex A hereto and has been duly incorporated and is an existing corporation or other legal entity and, to the extent applicable, is in good standing under the laws of the jurisdiction of its incorporation, with corporate or other applicable power and authority to own its properties and conduct its business as described in the Prospectus and Time of Sale Information; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation or other legal entity and, to the extent applicable, is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances.

(g)           The Indenture has been duly authorized, has been duly qualified under the Trust Indenture Act, will conform in all material respects to the description thereof contained in the Prospectus and Time of Sale Information and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)           The Offered Securities have been duly authorized; and when the Offered Securities are authenticated by the Trustee and delivered and paid for pursuant to any applicable Terms Agreement on the Closing Date or pursuant to any Delayed Delivery Contract (as hereinafter defined), such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus, Time of Sale Information and the Indenture, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

(i)            No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state (or foreign) securities laws.

(j)            The execution, delivery and performance of the Indenture, the Terms Agreement, this Agreement and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any law, statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, or (ii) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or (iii) the charter or by-laws (or any other constituent document) of the Company or any Significant Subsidiary except (i) that any rights to indemnity and contribution herein may be limited by federal and state securities laws and public policy considerations and (ii) with respect to (i) and (ii) above, for such breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(k)           Each of this Agreement, the Terms Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

(l)            Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries have good title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens and encumbrances that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Significant Subsidiaries hold any leased real or personal property that are material to the Company and its subsidiaries taken as a whole, under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(m)          The Company and the Significant Subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies that are material to the Company and its subsidiaries taken as a whole and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

(n)           To the knowledge of the Company, except as disclosed in the Prospectus and Time of Sale Information, no labor dispute with the employees of the Company or any subsidiary exists or is imminent that might have a material adverse effect on the Company and its subsidiaries taken as a whole.

(o)           The Company and the Significant Subsidiaries own, possess, license or can acquire on reasonable terms, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) that are material to the Company and its subsidiaries taken as a whole and have not received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

(p)           Except as disclosed in the Prospectus and Time of Sale Information, neither the Company nor any of its subsidiaries is in violation of any law, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property that to the knowledge of the Company is contaminated with any substance that is subject to any environmental laws, or to the knowledge of the Company is liable for any off-site disposal or contamination pursuant to any environmental laws, in each case which violations, contaminations or liabilities would individually or in the aggregate have a material adverse effect on the

Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

(q)           Except as disclosed in the Prospectus and Time of Sale Information (and except for pending or threatened libel suits in which adverse determinations are unlikely), there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Terms Agreement including the provisions of this Agreement or any Delayed Delivery Contracts, or which are otherwise materially adverse in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(r)            The financial statements included or incorporated by reference in the Prospectus and Time of Sale Information present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, subject in the case of interim financial statements to normal recurring year-end adjustments, and, except as otherwise disclosed in the Prospectus and Time of Sale Information, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein.

(s)           Except as disclosed in the Prospectus and Time of Sale Information, since the date of the latest financial statements included or incorporated by reference in the Prospectus and Time of Sale Information, there has been no material adverse change, nor any development or event reasonably likely to result in a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and Time of Sale Information and except for regular quarterly cash dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)            The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus and Time of Sale Information, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u)           The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case (i) as defined under the Securities Act and (ii) at the times specified in the Securities Act in connection with the offering of the Offered Securities.

3.             Purchase and Offering of Offered Securities.  The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the “Terms Agreement”) at the time the Company determines to sell the Offered Securities.  The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below).  The Terms Agreement will also specify the Time of Sale, the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.  The obligations of the Underwriters to purchase the Offered Securities will be several and not joint.  It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

If the Terms Agreement provides for sales of the Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase the Offered Securities pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve.  Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of the Offered Securities to be sold pursuant to Delayed Delivery Contracts (the “Contract Securities”).  The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.  If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of the Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of the Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises the Company.  The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of the Contract Securities.

If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.  Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account in New York previously designated to the Lead Underwriter by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

The Company acknowledges and agrees that the Underwriters named in a Terms Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Offered Securities contemplated thereby and in this Agreement (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated in a Terms Agreement and in this Agreement, and such Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by such Underwriters named in a Terms Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4.             Certain Agreements of the Company.  The Company agrees with the several Underwriters that, in connection with each offering of the Offered Securities:

(a)           The Company will file (i) the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement, and (ii) any Issuer Free Writing Prospectus (including a Term Sheet in the form attached as Annex B hereto) to the extent required by Rule 433 under the Securities Act.

(b)           The Company will pay the registration fees for any offering of the Offered Securities within the time period required by Rule 456(b)1(i) under the

Securities Act (without giving effect to the proviso therein) and in any event, prior to the Closing Date.

(c)           The Company will advise the Representatives promptly of any proposal (at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer) to amend or supplement the Registration Statement or the Prospectus, or any intention or action to make, prepare, use, authorize, refer to or file any Issuer Free Writing Prospectus, and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment, supplement or Issuer Free Writing Prospectus, and will not file any such amendment or supplement or make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives shall have objected in writing; and the Company will also advise the Representatives promptly of the filing of any such amendment, supplement or Issuer Free Writing Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)           If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(e)           If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which (i) the Prospectus  as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.  In addition, the Company promptly will notify the Representatives of the receipt by the Company of any notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act.

(f)            As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

(g)           The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h)           The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(i)            During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request; provided, with respect to clause (ii), that such information is available without undue expense and such Lead Underwriter shall keep any such information on a confidential basis.

(j)            The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement) and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees or other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee of the Financial Industry Regulatory Authority relating to the Registered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

(k)           The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities registered under the Securities Act, issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement.

(l)            The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act..

5.             Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)           It has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule C to the Terms Agreement or prepared pursuant to Section 2(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer).

6.             Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           On or prior to the date of the Terms Agreement, the Representatives shall have received a letter or letters, as the case may be, in form and substance reasonably satisfactory to the Representatives, dated the date of delivery thereof, of the independent registered public accounting firm that has audited any financial statements of the Company that are included or incorporated by reference in the Registration Statement or the Prospectus confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Securities Act Rules and Regulations and substantially stating to the effect that:

(i)            in their opinion the financial statements and any schedules and any summary of earnings audited by them and included in the Registration Statement and Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Securities Act Rules and Regulations;

(ii)           they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Registration Statement and Prospectus;

(iii)          on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)          the unaudited financial statements, if any, and any summary of earnings included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Securities Act Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B)           if any unaudited “capsule” information is contained in the Prospectus, the unaudited consolidated revenues, operating profit, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C)           at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Registration Statement and Prospectus; or

(D)          for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Registration Statement and Prospectus, in consolidated revenues, operating profit per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv)          they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Registration Statement and Prospectus shall be deemed included in the Registration Statement and Prospectus for purposes of this subsection.

(b)           The Prospectus and each Issuer Free Writing Prospectus (to the extent required by Rule 433 under the Securities Act Rules and Regulations) shall have been filed with the Commission in accordance with the Securities Act Rules and Regulations, and Section 4(a) of this Agreement.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(c)           Subsequent to the earlier of (1) execution of the Terms Agreement and (2) the Time of Sale, there shall not have occurred (i) any change, or any development or event reasonably likely to result in a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse to the Company and its subsidiaries taken as a whole and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any general banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any change in financial markets, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)           The Representatives shall have received an opinion and letter, each  dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, to the effect that:

(i)            The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)           The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and the Offered Securities are entitled to the benefit of the Indenture; and the Indenture and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus;

(iii)          To such counsel’s knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state or foreign securities laws (with respect to which counsel need express no opinion);

(iv)          The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, statute, rule, regulation or order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any material portion of their properties (except that any rights to indemnity and contribution under this Agreement may be limited by federal and state securities laws and public policy concerns), or any agreement identified by the Representatives (which shall be listed on a schedule annexed to such opinion), or the charter or by-laws of the Company, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

(v)           The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof, and no notice of objection of the Commission to the use of such registration statement of any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering have been instituted or are pending or contemplated under the Securities Act.

(vi)          The registration statement relating to the Registered Securities, as of its effective date, the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus, as of the date of the Terms Agreement (except, in each case, for financial statements and schedules as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Securities Act Rules and Regulations; and that while such counsel is not passing upon and does not assume responsibility for, and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Information and the Prospectus (except the statements made under the caption “Description of Debt Securities” insofar as they relate to legal matters and descriptions of the Indenture and the Offered Securities), nothing has come to the attention of such counsel in the course of participating with officers and representatives of the Company in the preparation of the Registration Statement, Time of Sale Information and the Prospectus that has led such counsel to believe that, insofar as relevant to the offering of the Offered Securities, any part of the Registration Statement, when such part became effective, as of the Time of Sale or as of the Closing Date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement and excluding financial statements and schedules and other financial and statistical data contained therein, as to which counsel need express no opinion, and the documents incorporated by reference into the Registration Statement, as to which counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date (except for financial statements and schedules and other financial and statistical data contained therein, as to which counsel need express no opinion and excluding the documents incorporated by reference into the Registration Statement, as to which counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)         The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

Such opinion may state (i) that it is limited to the laws of New York and the federal laws of the United States, and (ii) that as to matters of fact it has been rendered in reliance on certificates of the Company, officers thereof and public officials.

(e)           The Representatives shall have received an opinion and letter, dated the Closing Date, of Kenneth A. Richieri, Esq., Senior Vice President and General Counsel of the Company, to the effect that:

(i)            Each Significant Subsidiary has been duly incorporated or organized and is an existing corporation or other legal entity in good standing under the laws of the state of its incorporation or formation, with corporate or other applicable power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)           The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any material portion of the properties of the Company or any Significant Subsidiary is subject, or the charter or by-laws of any

Significant Subsidiary, except for such breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(iii)          After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, Time of Sale Information or the Prospectus, as then amended or supplemented, and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Time of Sale Information or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated as required;

(iv)          the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(v)           While such counsel is not passing upon and does not assume responsibility for, and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Information and the Prospectus, nothing has come to the attention of such counsel in the course of participating with officers and representatives of the Company in the preparation of the Registration Statement, Time of Sale Information and the Prospectus that has led such counsel to believe that, insofar as relevant to the offering of the Offered Securities, any part of the Registration Statement, when such part became effective, as of the Time of Sale or as of the Closing Date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement and excluding financial statements and schedules and other financial data contained therein, as to which counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date (except for financial statements and schedules and other financial data contained therein, as to which counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)          Such counsel (1) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) is of the opinion that the Registration Statement, Time of Sale Information and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable Securities Act Rules and Regulations.

Such opinion may state that (i) it is limited to the law of New York, except to the extent that matters contained in paragraph (i) pertain to the laws of jurisdiction other than New York (with respect to which counsel may rely, and the opinion may so state, on opinions of local counsel addressed to the Underwriters), and (ii) that as to matters of fact it has been rendered in reliance on certificates of the Company, officers thereof, and public officials.

(f)            The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion and letter, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Indenture, the Offered Securities, the Registration Statement, the Time of Sale Information, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g)           The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to result in a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(h)           The Representatives shall have received a letter or letters, as the case may be, dated the Closing Date, from the independent registered public accounting firm that has audited any financial statements included or incorporated by reference in the Registration Statement or Prospectus which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

7.             Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter (through the Representatives, if any) specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b)           Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter (through the Representatives, if any) specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(c)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party in writing will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent the indemnifying party is materially prejudiced thereby and the failure to notify the indemnifying person shall not relieve it from any liability that it may have to an indemnified person otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter’s affiliates, directors and officers and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the

Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.             Termination.  This Agreement and any applicable Terms Agreement may be terminated in the absolute discretion of the Representatives by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase the Offered Securities under the Terms Agreement and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.  The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

10.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the Terms Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii) (other than with respect to the Company’s securities), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.           Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered (against written receipt) or telefaxed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered (against written receipt) or telefaxed and confirmed to it at The New York Times Company, 229 West 43rd Street, New York, New York 10036, Attention: Treasurer, with a copy to the Vice President and General Counsel.

12.           Successors.  The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.           Representation of Underwriters.  Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

14.           Counterparts.  This Agreement and the Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

15.           Applicable Law.  This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and the Underwriters hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

Annex A

Form of List of Significant Subsidiaries

Significant Subsidiaries	Jurisdiction of Incorporation

Annex B

Form of Pricing Term Sheet

Issuer:
Size:	$
Maturity:	, 20
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
[Spread to Benchmark Treasury:	%]
[Benchmark Treasury:]	]
[Benchmark Treasury [Price] and Yield:	%]
Interest Payment Dates:	and	,	commencing
,	200
Redemption Provisions:
[First call date:	%]
[Make-whole call	[At any time][Before the first call date] at a
discount rate of Treasury plus	basis
points]
Redemption prices:	Commencing	:	%
Commencing	:	%
Commencing	:	100%
[Redemption with proceeds of equity offering	Prior to	, up to 35% may be redeemed at	%]
Settlement:	T+	;	,	200
[CUSIP:	]
[Ratings:	]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [ ] at [. ]]

THE NEW YORK TIMES COMPANY
(the “Company”)

Debt Securities

TERMS AGREEMENT

•, 2008

To: The Representative of the Underwriters identified herein.

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement attached hereto (“Underwriting Agreement”), the following securities (“Offered Debt Securities”) on the following terms:

Title:

•% Notes due • (the “Notes”)

Principal Amount:

$•

Interest:

•% per annum, from •, 2008, or the most recent date on which interest has been paid or provided for, payable semiannually in arrears on • and • of each year, commencing •, 2008 to the persons in whose names the Notes are registered at the close of business on • or • (in each case, whether or not a business day) preceding the respective interest payment date.

Maturity:

•

Optional Redemption:

The Notes are redeemable, as a whole or in part, at the Company’s option, at any time or from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of notes. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and • basis points.

In the case of each of clauses (1) and (2), accrued interest will be payable to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of •, •  and • and their respective successors and two other primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) selected by the Company. If any of the foregoing shall

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cease to be a Primary Treasury Dealer, the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of principal of and interest on such note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment on such note will be reduced by the amount of interest accrued on such note to such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (which may be the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

The repayment price of any note redeemed at maturity will equal the principal amount of the note.

Sinking Fund:

Not provided for any Offered Debt Securities.

Listing:

None.

Delayed Delivery Contracts:

None.

Purchase Price:

•% of principal amount, plus accrued interest, if any, from •, 2008.

Expected Reoffering Price:

•% of principal amount, subject to change by the Representatives.

Time of Sale:

•[a.m./p.m.]

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Closing:

•A.M. on •, 2008, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, in immediately available funds.

Settlement and Trading:

The Offered Debt Securities will be in global form and are eligible to trade in the Same-Day Funds Settlement System of The Depository Trust Company.

Blackout:

Through and until the Closing Date.

Names and Addresses of the Representatives:

The respective principal amounts of the Offered Debt Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Offered Debt Securities will be made available for checking and packaging at the office of The Bank of New York, •, New York, New York, 10004 (contact: •, Trust Officer), at least 24 hours prior to the Closing Date.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

ANNEX A

List of Significant Subsidiaries

2

SCHEDULE A

Underwriter	Principal Amount of Notes due •

$

Total	$

3

SCHEDULE B

Time of Sale Information

4

SCHEDULE C

Issuer Free Writing Prospectuses

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